UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 22, 2005
Date of Report (Date of earliest event reported)

IDS Managed Futures, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-16515	061189438
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

	233 South Wacker Drive Suite 2300 Chicago, IL 60606
	(Address of principal executive offices) (Zip Code)

	(312) 460-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 22, 2005, Cargill, Incorporated ("Cargill") and Refco Group Ltd., LLC ("Refco") announced that they had entered into a definitive agreement for Refco to acquire the global brokerage operations of Cargill's subsidiary, Cargill Investor Services, Inc. ("CIS").  CIS is the owner of CIS Investments, Inc., one of the general partners of IDS Managed Futures, L.P. (the "Fund").  After the acquisition closes, Refco will become the owner of CIS Investments, Inc. and Refco's subsidiary, Refco, LLC, will become the futures broker for the Fund.  The acquisition will close upon receipt of necessary regulatory approvals and satisfaction of other contractual closing conditions.

This Current Report on Form 8-K contains forward-looking statements as defined in Section 21A of the Securities Exchange Act of 1934 and the Private Securities Litigation  Reform Act of 1995.  Forward-looking statements are identified by words such as "may, "should," "expects," "plans," "anticipates," "believes," "estimates," or "continue."  These forward-looking statements reflect our current expectation about our future performance or achievements.   These statements involve known and unknown risks, uncertainties and other factors that may cause actual performance or achievements to be materially different from any expressed  by these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDS Managed Futures, L.P.
(Registrant)

/s/ Annette Cazenave
Date: June 30, 2005	Name: Annette Cazenave Title: Vice President of CIS Investments, Inc., one of the General Partners of the Registrant